Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

J. ALEXANDER’S HOLDINGS, INC.

ARTICLE I

NAME AND OFFICES OF THE CORPORATION

The affairs of the corporation shall be conducted using the name J. Alexander’s Holdings, Inc. or such other name or names as the Board of Directors may from time to time authorize. The corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings. An annual meeting of shareholders for the purposes of electing directors and transacting such other business as may properly come before the meeting shall be held on such dates and at such times and places, within or without the State of Tennessee, as shall be determined by the Board, the Chairman or the President and as shall be stated in the notice of the meeting or in waivers of notice thereof.

Section 2. Special Meetings. A special meeting of shareholders may be called for any purpose or purposes by the Board of Directors, and shall be called by the Board of Directors whenever shareholders owning at least twenty (20) percent of the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting sign, date, and deliver to the Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which the meeting is to be held. Business conducted at any special meeting shall be limited to the purposes stated in the notice of the special meeting.

Section 3. Place of Meetings. Annual and special meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of Tennessee, as the Board of Directors shall designate. In lieu of holding an annual or special meeting of shareholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of shareholders may be held solely by means of communication by which all shareholders participating may simultaneously hear each other during the meeting.

Section 4. Notice of Meetings. Notice stating the date, time, and place of the meeting, and the means of communication, if any, by which shareholders and proxy holders may participate in such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is being called, shall be provided to each shareholder entitled to vote at such meeting no fewer than ten (10) days nor more than two (2) months before the date of such meeting. Notice may be in writing, or oral if reasonable in the circumstance, or, to the extent and in the manner permitted by applicable law, electronically, to each shareholder entitled to vote at the meeting, and notice shall be deemed provided when received or, if mailed, when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders, with first class postage affixed thereon. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the date and time, place, if any, and the means of communication, if any, by which shareholders and proxy holders may participate in such adjourned meeting, to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

Section 5. Waiver of Notice. A shareholder may waive in writing any notice required by these Bylaws, provided that the waiver must be signed by the shareholder entitled to the notice and must be delivered to the corporation for inclusion in the minutes or for filing with the corporate records. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting (or promptly upon the shareholder’s arrival) objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6. Quorum and Voting. The holders of a majority of shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, the holder of such share is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. A meeting may be adjourned despite the absence of a quorum. Except as otherwise provided by law or by the Charter of the corporation, at any meeting of the shareholders every shareholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his or her name as of the record date and entitling him or her to so vote. A shareholder may vote in person or by proxy. Except as otherwise provided by law or by the Charter of the corporation, any corporate action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting, except that, unless otherwise provided in the Charter of the corporation, all elections of directors shall be by written ballot, including, if authorized by the Board of Directors, electronically transmitted ballots.

Section 7. Proxies. A shareholder may vote the shareholder’s shares in person or by proxy and may appoint a proxy to vote or otherwise act for the shareholder by signing a proxy or other appointment form, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the proxy or other appointment form. An appointment of a proxy is revocable by the shareholder unless the proxy or other appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as provided in the Tennessee Business Corporation Act, as amended (the “TBCA”).

Section 8. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder who signs the consent and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Section 9. Record Date. For the purpose of determining the shareholders entitled to notice of or entitled to vote at any meeting of shareholders, or for the purpose of determining the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix a future date as the record date for such purpose, provided that such record date shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no record date is fixed by the Board of Directors: (i) the record date shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the eleventh (11th) day next preceding the day on which such meeting is held; (ii) the record date for the determination of shareholders entitled to consent to an action in writing without a meeting shall be at the close of business on the eleventh (11th) day next preceding the date on which the first shareholder, being entitled so to do, signs such a consent; and (iii) the record date for the determination of shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution or resolutions relating thereto. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

Section 10. List of Shareholders. After a record date has been fixed for a meeting, the Secretary shall prepare or cause to be prepared a complete list of the shareholders entitled to notice of the meeting, arranged in alphabetical order by class of stock and series, if any, and showing the address of each shareholder and the number of shares registered in the name of the shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at the place identified in the meeting notice in the city where the meeting will be held. If the right to vote at any meeting is challenged, the person presiding thereat may rely on such list as evidence of the right of the person challenged to vote at such meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Management. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors.

Section 2. Number. Except as otherwise provided in the Charter of the corporation, until such time as the Board of Directors or the holders of a majority of the shares then entitled to vote at an election of directors determines otherwise, the number of directors shall be three. The number of directors may be reduced or increased from time to time by action of a majority of the whole Board or the holders of a majority of the shares then entitled to vote at an election of directors, but no decrease may shorten the term of an incumbent director. When used in these Bylaws, the term “whole Board” means the total number of directors that the corporation would have if there were no vacancies.

Section 3. Election and Term of Office. Except in the case of the filling of vacancies, directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast by shareholders entitled to vote in the election, a quorum being present. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of shareholders, until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

Section 4. Resignation. Any director may resign at any time by delivering written notice to the Board of Directors or the President. A resignation shall be effective when notice thereof is so delivered, unless the notice specifies a later effective date.

Section 5. Removal. One or more directors may be removed with or without cause by a vote of the shareholders or with cause by a vote of a majority of the number of directors then prescribed. A director may be removed only at a meeting called for the purpose, and the notice of the meeting must state that the purpose, or one (1) of the purposes, of the meeting is the removal of a director or directors.

Section 6. Annual and Other Regular Meetings. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders, at the place of such annual meeting of shareholders. The Board of Directors may provide for the holding of other regular meetings of the Board of Directors, and may fix the dates, times, and places thereof.

Section 7. Special Meetings. A special meeting of the Board of Directors shall be held whenever called by the President or any director, at such date, time, and place as may be specified by the person or persons calling the meeting.

Section 8. Notice. Notice of an annual or other regular meeting of the Board of Directors need not be provided. Notice stating the date, time, and place of any special meeting of the Board of Directors shall be given, not later than twenty-four (24) hours before the meeting is scheduled to commence. Notice of each meeting may be delivered to a director by hand or given to a director orally (either by telephone or in person) or mailed, telegraphed or sent by facsimile transmission or electronic mail to a director at his or her residence or usual place of business, provided, however, that if notice of less than seventy-two (72) hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if telegraphed, the notice shall be deemed given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched; if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed; and if by electronic mail, the notice shall be deemed given when directed to an electronic mail address at which the director has consented to receive notice. Notice of an adjourned meeting need not be given if the time and place to which such meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one (1) adjournment. At the adjourned meeting, the Board of Directors may transact any business that might have been transacted at the original meeting.

Section 9. Waiver of Notice. A director may waive in writing any notice required by these Bylaws, provided that the waiver must be signed by the director entitled to the notice and must be filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 10. Quorum and Voting. A majority of the whole Board shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 11. Telephone Meetings. Any or all directors may participate in a meeting of the Board of Directors by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other during the meeting, and participation in such a meeting shall constitute presence in person at such a meeting.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director in one (1) or more counterparts, and indicating each director’s vote or abstention on the action, and such written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Any action taken under this section shall be effective when the last director signs the consent, unless the consent specifies a different effective date. A consent effected as provided in this section shall have the effect of a meeting vote and may be described as such in any document.

Section 13. Committees. The Board of Directors may designate an executive committee and other committees, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. Except as limited by law, each committee, to the extent provided in the resolution of the Board of Directors establishing it, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation.

Section 14. Reliance Upon Information, Opinions, Reports, or Statements. To the full extent allowed by law, a director shall be, in the performance of his or her duties, protected in relying in good faith upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (iii) a committee of the Board of Directors of which he or she is not a member if the director reasonably believes the committee merits confidence.

ARTICLE IV

OFFICERS

Section 1. General. The corporation shall have such officers as the Board of Directors determines from time to time. The Board of Directors may elect or appoint a President, Secretary, Treasurer, one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise) and any other officers it deems necessary or desirable for the conduct of the business of the corporation, each of whom shall have such powers and duties as the Board of Directors determines. Any number of offices may be held by the same person.

Section 2. Resignation. Any officer may resign at any time by delivering written notice to the corporation. A resignation shall be effective when notice thereof is so delivered, unless the notice specifies a later effective date.

Section 3. Removal. The Board of Directors may remove any officer at any time, with or without cause.

Section 4. Vacancies. Any vacancy occurring in any office for any reason may be filled by the Board of Directors.

Section 5. Reliance Upon Information, Opinions, Reports, or Statements. To the full extent allowed by law, an officer shall be, in the performance of his or her duties, protected in relying in good faith upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (i) one or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or (ii) legal counsel, public accountants, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence.

ARTICLE V

SHARES OF STOCK

Section 1. Certificates. The shares of the corporation shall not be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all shares shall be certificated shares. Any such resolution shall not apply to shares not represented by a certificate until such certificate is issued by the corporation. If the Board of Directors provides by resolution or resolutions that some or all shares shall be certificated shares then, upon request, every holder of uncertificated shares, shall be entitled to have a certificate issued in such form as required by law and as approved by the Board of Directors. Each certificate shall be signed in the name of the corporation by the President or any Vice President and by the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on a certificate may be a facsimile. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid. Each certificate shall include, at a minimum, the name of the corporation and that the corporation is organized under the laws of the State of Tennessee, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents.

Section 2. Lost, Destroyed, or Stolen Certificates. The corporation may issue a new certificate of stock or an uncertificated share in place of any certificate previously issued and alleged to have been lost, destroyed, or stolen and the Board of Directors may require the owner of such lost, destroyed, or stolen certificate, or the owner’s legal representative, to make an affidavit of that fact and to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of such new certificate or both.

Section 3. Transfers of Shares. Shares of capital stock of the corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made only on the records of the corporation kept at an office of the corporation or by the transfer agent designated by the corporation to transfer shares. Transfers of shares may be made only by the record holder, or by the record holder’s legal representatives authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent appointed by the Board of Directors and, in the case of certificated shares, upon the surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The Board of Directors may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or uncertificated shares as it may deem necessary but that are not inconsistent with these Bylaws. The corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS

Section 1. Indemnification and Advancement of Expenses. The corporation shall indemnify and advance expenses to each director and officer of the corporation, or any person who may have served at the request of the corporation’s Board of Directors as a director or officer of another corporation (and, in either case, such person’s heirs, executors, and administrators), to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted, except to the extent that any such person was grossly negligent or engaged in intentional misconduct. The corporation may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer (and such person’s heirs, executors, and administrators) to the same extent as to a director or officer, if the Board of Directors determines that doing so is in the best interests of the corporation.

Section 2. Non-Exclusivity of Rights. The indemnification and expense advancement provisions of Section 1 of this Article VI shall not be exclusive of any other right which any person (and such person’s heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance (purchased by the corporation or otherwise), both as to action in such person’s official capacity and as to action in another capacity.

Section 3. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation’s Board of Directors as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the TBCA.

Section 4. Survival.

(a) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of such person’s heirs, executors and administrators.

(b) The provisions of this Article VI shall be a contract between the corporation, on the one hand, and each person who was a director and officer at any time while this Article VI is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the corporation and each such person intend to be legally bound. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification, regardless of whether a claim arising out of such action, omission or state of facts is asserted before or after such repeal or amendment.

Section 5. Enforceability of Right to Indemnification. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. If a claim under Section 1 of this Article VI is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, its independent legal counsel and its shareholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified by the corporation against any expenses reasonably incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part.

Section 6. Primacy of Indemnification by the Corporation. The corporation acknowledges that certain directors and officers may have certain rights to indemnification, advancement of expenses and/or insurance provided by the shareholders of the corporation or one or more affiliates of such shareholders of the corporation other than the corporation and its subsidiaries (any of such entities, together with their affiliates (other than the Company and its subsidiaries), the “Other Indemnitors”) as a partner or employee of any of such entities (or their respective payroll companies) or pursuant to separate written agreements, which the corporation and the Other Indemnitors intend to be secondary to the primary obligation of the corporation to provide indemnification as provided herein. If any Other Indemnitor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement or arrangement (whether pursuant to contract, bylaws or charter) to a person indemnifiable hereunder, then (i) the applicable Other Indemnitor shall be fully subrogated to all of such person’s rights with respect to such payment and (ii) the corporation shall indemnify, reimburse and hold harmless the applicable Other Indemnitor for the payments actually made. The corporation agrees that the Other Indemnitors are express third party beneficiaries of the terms of this paragraph.

ARTICLE VII

DIVIDENDS

Subject always to the provisions of law and the Charter, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to eligible shareholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the corporation shall be fixed by the Board of Directors, and in the absence of such determination, shall be the calendar year.

ARTICLE IX

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X

AMENDMENT TO BYLAWS

These Bylaws may be amended or repealed, and new Bylaws may be adopted, by the affirmative vote of a majority of the Board of Directors, provided the conferral of such power on the Board of Directors shall not divest the shareholders of the power, or limit their power, to adopt, amend or repeal Bylaws.